UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025
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Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 24173
Oakland, California		94623
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, the Board of Directors of Getaround, Inc. (the “Company”) appointed Mauricio Rivera, a Managing Director at Alvarez & Marsal North America, LLC (“A&M”), as Chief Restructuring Officer and as the acting principal executive and financial officer of the Company, in each case effective on July 14, 2025. In connection with Mr. Rivera’s appointment, Patricia Huerta will step down as the Company’s Acting Chief Executive Officer and Interim Chief Financial Officer, effective on July 14, 2025.

As previously disclosed, the Company engaged A&M as its restructuring advisor in connection with the wind-down of the Company’s U.S. business operations. Mr. Rivera’s services as Chief Restructuring Officer are provided for under the terms of A&M’s engagement letter with the Company, as amended. As such, Mr. Rivera will continue to be employed by A&M and will not receive any compensation directly from the Company.

Mr. Rivera, age 42, is a Managing Director in A&M’s North American commercial restructuring and turnaround practice. Mr. Rivera has been with A&M in various positions since 2014 and has more than 15 years of experience in finance and restructuring, having advised clients spanning a range of industries, including technology, telecoms, energy, consumer products, real estate and retail. Mr. Rivera earned a bachelor’s degree from the University of California Santa Barbara and an MBA from Loyola Marymount University, California. He is a CFA charterholder and a member of the Association of Insolvency & Restructuring Advisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GETAROUND, INC.

Date: July 16, 2025	By: /s/ Mauricio Rivera
Name: Mauricio Rivera Title: Chief Restructuring Officer